Exhibit 99.1

AxoGen, Inc. First Quarter Revenue Increases 64% Over Prior Year to $8.1 Million

ALACHUA, FL – May 4, 2016 – AxoGen, Inc. (NASDAQ: AXGN), a leader in developing and marketing innovative surgical solutions for peripheral nerve injuries, today reported financial results for the first quarter ended March 31, 2016 and recent corporate developments.

First Quarter and Recent Highlights

•First quarter revenue of $8.1 million increased approximately 64% over the prior year

•Gross margin increased to 82.7% compared to 80.1% in the first quarter of 2015

•Commercially launched AcroValTM Neurosensory & Motor Testing System (NSMTS) allowing physicians to electronically measure, map and monitor patient’s nerve function both prior to and following nerve repair

•Use of AxoGen’s portfolio of products to repair iatrogenic nerve injuries was featured at the 2016 American College of Oral and Maxillofacial Surgeons (ACOMS) Annual Scientific Conference

•Year to date over 130 surgeons have completed one of AxoGen’s national education events

“Execution of our strategic initiatives continue to deliver solid results,” commented Karen Zaderej, President and Chief Executive Officer.  “Our revenue growth reflects the expanding adoption of our AxoGen portfolio of products in nerve repair.  The growing demand continues to be driven by increased market awareness, surgeon education and other peer-to-peer physician interaction that is reinforcing AxoGen’s position as the pre-eminent choice for surgeons when considering nerve repair.”

2016 First Quarter Financial Results

For the first quarter ended March 31, 2016, revenue increased to $8.1 million, or approximately 64% over the first quarter last year.  Gross profit in the quarter of $6.7 million, increased by approximately 69% to 82.7% of revenue, compared to 80.1% of revenue in the first quarter of 2015.

Operating expenses for the quarter totaled $9.3 million, an increase of approximately 43% compared to the first quarter of 2015.  The increase primarily reflects increased investment in commercial and product development activities, including investments to expand the Company’s sales footprint, increase physician education courses and expand awareness of AxoGen’s current product portfolio and development of future products.

Operating loss was $2.6 million compared to an operating loss of $2.5 million for the same quarter last year. Net loss was $3.7 million, or $0.12 per share compared to a net loss of $3.6 million, or $0.16 per share in the year-ago first quarter. The weighted average common shares outstanding for the 2016 first quarter were approximately 30.0 million compared to 22.5 million shares in the first quarter of 2015.

2016 Guidance

Management is reaffirming that full year 2016 revenue will approach $39 million, and is now increasing the full year 2016 gross margin outlook from the previously stated high 70 percent range, to approaching 80 percent.

Conference Call

The Company will host a conference call and webcast for the investment community at 4:30 PM ET. Investors interested in participating by phone are invited to call toll free at 1.877.407.0993 or use the direct dial-in number 1.201.689.8795. Those interested in joining via the webcast, should visit http://axogeninc.equisolvewebcast.com/q1-2016.

Following the conference call, a replay will be available on the Company’s website at www.AxoGenInc.com, under ‘Investors.’

About AxoGen, Inc.

AxoGen (AXGN) is a leading medical technology company dedicated to peripheral nerve repair. AxoGen's portfolio of regenerative medicine products is available in the United States, Canada and several other countries and includes Avance® Nerve Graft, an off-the-shelf processed human nerve allograft for bridging severed nerves without the comorbidities associated with a second surgical site, AxoGuard® Nerve Connector, a porcine submucosa extracellular matrix ("ECM") coaptation aid for tensionless repair of severed nerves, and AxoGuard® Nerve Protector, a porcine submucosa ECM product used to wrap and protect injured peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments. Along with these core surgical products, AxoGen also offers AxoTouchTM Two-Point Discriminator and AcroValTM Neurosensory & Motor

Testing System. These evaluation and measurement tools assist healthcare professionals in detecting changes in sensation, assessing return of sensory, grip and pinch function, evaluating effective treatment interventions, and providing feedback to patients on nerve function.

Cautionary Statements Concerning Forward-Looking Statements

This Press Release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or predictions of future conditions, events or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", "projects", "forecasts", "continue", "may", "should", "will" variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding our growth, our 2016 guidance, product development, product potential, financial performance, sales growth, product adoption, market awareness of our products, data validation, our visibility at and sponsorship of conferences and educational events. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this release should be evaluated together with the many uncertainties that affect AxoGen's business and its market, particularly those discussed in the risk factors and cautionary statements in AxoGen's filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made, and, except as required by law, AxoGen assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Source:  AxoGen, Inc.

Contact:

AxoGen, Inc.

Peter J.  Mariani, Chief Financial Officer

386.462.6856

InvestorRelations@AxoGenInc.com

EVC Group

Michael Polyviou/Doug Sherk – Investor Relations

212.850.6020

mpolyviou@evcgroup.com; dsherk@evcgroup.com

Tables to Follow

AXOGEN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Three Months ended March 31, 2016 and 2015

(unaudited)

	2016	2015
Revenues	$8,111,759	$4,951,316
Cost of goods sold	1,405,591	982,881
Gross profit	6,706,168	3,968,435
Costs and expenses:
Sales and marketing	6,205,875	3,932,522
Research and development	978,340	671,036
General and administrative	2,144,757	1,908,581
Total costs and expenses	9,328,972	6,512,139
Loss from operations	(2,622,804)	(2,543,704)
Other expense:
Interest expense	(1,003,027)	(994,748)
Interest expense – deferred financing costs	(30,810)	(33,746)
Other expense	(19,450)	(3,003)
Total other expense	(1,053,287)	(1,031,497)
Net loss	$(3,676,091)	$(3,575,201)
Weighted Average Common Shares outstanding – basic and diluted	29,994,066	22,517,361
Loss Per Common share – basic and diluted	$(0.12)	$(0.16)

AXOGEN, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,
	2016	December 31,
	(unaudited)	2015
Assets
Current assets:
Cash and cash equivalents	$20,948,752	$25,909,500
Accounts receivable	5,290,581	4,782,989
Inventory	4,515,940	3,933,960
Prepaid expenses and other	699,039	424,925
Total current assets	31,454,312	35,051,374
Property and equipment, net	1,294,941	970,870
Intangible assets	747,482	678,082
	$33,496,735	$36,700,326
Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$3,750,606	$3,695,127
Current deferred revenue	14,118	14,118
Total current liabilities	3,764,724	3,709,245
Note Payable – Revenue Interest Purchase Agreement	24,804,453	24,701,693
Long Term Deferred Revenue	88,401	93,797
Total liabilities	28,657,578	28,504,735
Shareholders’ equity (deficit):
Common stock, $.01 par value; 50,000,000 shares authorized; 30,035,576 and 29,984,591 shares issued and outstanding	300,356	299,846

Additional paid-in capital	111,687,571	111,368,424
Accumulated deficit	(107,148,770)	(103,472,679)
Total shareholders’ equity	4,839,157	8,195,591
	$33,496,735	$36,700,326

AXOGEN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Three Months ended March 31, 2016 and 2015

(unaudited)

	2016	2015
Cash flows from operating activities:
Net loss	$(3,676,091)	$(3,575,201)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	78,856	41,898
Amortization of intangible assets	16,016	11,772
Amortization of deferred financing costs	30,810	33,746
Provision for bad debt	80,651	—
Share-based compensation	182,955	368,249
Interest added to note payable	71,950	183,273
Change in assets and liabilities:
Accounts receivable	(588,243)	(289,280)
Inventory	(581,980)	(124,278)
Prepaid expenses and other	(274,114)	(150,579)
Accounts payable and accrued expenses	55,479	992,078
Deferred revenue	(5,396)	(5,396)
Net cash used for operating activities	(4,609,107)	(2,513,718)

Cash flows from investing activities:
Purchase of property and equipment	(402,927)	(6,288)
Acquisition of intangible assets	(85,416)	(32,051)
Net cash used for investing activities	(488,343)	(38,339)

Cash flows from financing activities:
Proceeds from issuance of common stock	—	13,772,133
Debt issuance costs	—	(180,142)
Proceeds from exercise of stock options	136,702	—
Net cash provided by financing activities	136,702	13,591,991

Net increase (decrease) in cash and cash equivalents	(4,960,748)	11,039,934
Cash and cash equivalents, beginning of year	25,909,500	8,215,791
Cash and cash equivalents, end of period	$20,948,752	$19,255,725

Supplemental disclosures of cash flow activity:
Cash paid for interest	$900,410	$803,607